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                                                                    EXHIBIT 99.3

                                                                FINAL TRANSCRIPT
MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 PRESENTATION

OPERATOR

 Good day, everyone, and welcome to SPSS's First Quarter Earnings Conference Call. With the exception of historical information, the matters discussed on this conference call include forward-looking statements that involve risks and uncertainties, including, but not limited to market conditions, competition, and other risks indicated in the Company's filings with the Securities and Exchange Commission. A full Safe Harbor statement is available in SPSS's first quarter earnings press release posted at www.spss.com.

At this time, I would like to introduce Mr. Jack Noonan, President and Chief Executive Officer, Mr. Raymond Panza, Executive Vice President, Operations and Chief Financial Officer, and Mr. Douglas Dow, Senior Vice President of Corporate Development. Please go ahead, gentlemen.

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Thanks, Colby. Good day, and thanks for joining us to discuss our first quarter 2006 results. I'll make some opening remarks, then Ray Panza, our CFO, will comment on our financial results and provide guidance. Then we'll conclude with a Q&A session.

Q1 was another solid quarter for SPSS. Our financial foundation is solid, our sales and marketing organizations are executing, and our Predictive Analytics software is increasingly recognized as market-leading. The top headlines for our financial results as compared to Q1 2005 are new license revenue increased 15%, total revenue increased 8%, and earnings per share increased 85%.

In Q1, we also achieved year-over-year growth in all major product categories and across Europe, the Pacific Rim, and the Americas. What's most gratifying and key to our long-term success is the increase in the number of enterprise transactions. Our complementary products offer an enterprise solution that extends the power of Predictive Analytics wider and deeper into enterprises than ever before.

In Q1, we also continued to reinforce our technological leadership. In January, SPSS unveiled its new data mining workbench, Clementine 10, that provides extensive new features to enable much greater productivity and cost efficiency for marketing, fraud detection, and revenue assurance applications.

Thus far in 2006, our leadership has continued to win impressive recognition from leading industry analysts. In January, Gartner announced that it has positioned SPSS in its Leaders Quadrant for customer data mining as part of its customer data mining Magic Quadrant Report. According to Gartner, leaders are performing well today, have a clear vision of the market, and are actively building competencies to sustain their leadership position. Last month, Nucleus Research released a study assessing the return on investment from SPSS's Predictive Marketing Solution. The report found that with SPSS Predictive Marketing customers increased campaign conversion rates up to 200%, increased marketing staff productivity up to 60%, and achieved ROIs of up to 448%.

To conclude, we are keeping our focus clear and our execution consistent. I will now turn the call over to Ray Panza for his comments on Q1 results, as well as our outlook for Q2 and full year 2006. Ray?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Thanks, Jack, and good evening. Earlier today, we issued the 2006 first quarter earnings release, including unaudited financial statements for the quarter ended March 31, 2006. It is to those financial statements that I will direct my comments.

As Jack indicated, operationally and financially, SPSS is continuing to make progress. We are continuing to grow shareholder value, and again have delivered on the promises of our strategy. We had a good 2006 first quarter. Above expectations, we experienced higher revenue and earnings growth, higher operating margin, and we continued to demonstrate the results and benefits of rigorous financial discipline with a focus on cash.

For the 2006 first quarter, SPSS reported total revenue of 62.2 million, record revenue for any first quarter. In fact, the actual reported amount was approximately the same as the total revenue reported for the 2005 fourth quarter, which many of you may recall was an historical record for the Company for any quarter. Overall reported 2006 first quarter revenue was up 8% over the 2005 reported total revenue of 57.5 million. This improvement was driven by a 15% year-over-year increase in new license revenue, and was realized despite the expected negative impact of less favorable currency exchange rates, specifically, a stronger dollar.

Compared to the same period last year, it is estimated the stronger dollar in 2006 negatively impacted reported revenue by approximately 2.7 million. As a point of reference, for the three months ended March 31, 2006, the exchange rate for the U.S. dollar to the Euro was $1.20, compared with $1.31 for the same period last year. This is approximately an 8% change. For the 2006 first quarter, approximately 59% of the reported revenue was generated from outside the Americas.

Also contributing to the overall increase in total revenue was the anticipated improvement in services revenue. As many of you will recall, we made certain changes to our services business effective at the end of 2004, such that services revenue was down year-over-year throughout all of 2005. As predicted, beginning in the first quarter of 2006, services began to show year-over-year increases, resulting in an increase of 2% over the prior year period. For the 2006 first quarter, higher revenue was recognized from all major geographic areas.
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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

From an expense standpoint, total operating expenses for the quarter were 89% of total revenue, compared to being 93% of total revenue for the first quarter of 2005. Overall, total operating expenses for the 2006 first quarter were up 3% over 2005 first quarter. These higher expenses included a 1.3 million non-recurring charge for the write-down of purchased software that has now been deemed of no realizable value.

Operationally, in addition to the software write-down charge, the increase in total reported operating expenses was driven by higher variable costs for revenue, mainly royalty costs directly related to the higher revenues, and higher R&D expenses due to the lower amount of software capitalization resulting from the mix of non-core and core development activity in the quarter, this being mostly a timing difference.

Also contributing to the higher expenses in the 2006 first quarter was a $931,000 charge for the added share-based compensation expense, largely resulting from the January 1, 2006 adoption of FAS-123R. The expense increases were partly offset by an 18% decrease in G&A and effectively no increase year-over-year in sales, marketing, and services, despite supporting a higher revenue level.

The lower G&A expenses, as well as the flat sales, marketing, and services expenses, reflect current and prior cost management initiatives resulting in Company-wide improvements in productivity and more efficient revenue generation. The net effect of Q1's higher revenue and better controlled expenses was a 75% increase in operating income to 7 million for an operating margin of 11%, compared to an operating margin of 7% for the first quarter of 2005.

In the 2006 first quarter, SPSS realized other income of 496,000, compared to other expense of 474,000 during the same period in 2005. The turnaround from expense to income was largely driven by net financing activities, specifically, net interest income in 2006 versus net interest expense in 2005. This change reflects the absence of debt during part of Q1 2006 and more cash available for investment in 2006, compared with higher borrowing costs in 2005.

Also contributing to the improvement is the year-over-year change in unrealized FX gains versus losses in the prior year, reflecting both the change in volume and mix of foreign denominated receivables, as well as the change in foreign exchange rates.

As expected, the effective income tax rate for Q1 2006 was 35%, down from the full year 2005 rate of 41%.

Reported diluted earnings per share for the 2006 first quarter was $0.24, compared to $0.13 for the same period in 2005, an increase of 85%. As estimated and communicated at the beginning of the quarter, the 2006 amount includes a $0.03 expense for the cost of share-based compensation, including the January 1, 2006 implementation of Statement of Accounting Financial Accounting Standards 123R.

Also with regard to the EPS calculation, I would draw your attention to the fact that for the 2006 versus 2005 Q1 period the number of diluted shares used in the calculation increased more than 2.2 million, an increase of 13%, primarily due to the exercise of stock options and the higher market share price. This resulted in a $0.03 per share negative impact on EPS.

Moving on, as we have consistently communicated, one of my priorities has been to improve financial flexibility and strengthen the balance sheet, with particular emphasis on cash and working capital. As of March 31, 2006, the cash balance was 100.4 million, up from 84.4 million as of December 31, 2005. Net accounts receivable at March 31, 2006 were 40.2 million for a DSO, days sales outstanding, of 60 days. This compares to net receivables of 42.5 million and DSO of 63 days at December 31, 2005.

The balance sheet amount of capitalized software at March 31, 2006 was 27.5 million, or 1 million down from the 2005 year-end balance of 28.5. As previously discussed, this decline is primarily due to a timing difference where the amortization exceeded the capitalized amount, specifically, 2.4 million amortized and 1.3 million capitalized..

For the year, net property as of March 31, 2006 was 18.7 million, down 1.8 million from the 2005 year-end. 1.3 million of this decrease is due to the previously discussed write-down of purchased software. The balance of the decrease is the result of depreciation exceeding capital expenditures in the quarter.

As previously referenced, during the 2006 first quarter we paid down all of the debt - approximately 3.4 million - such that at March 31, 2006, SPSS is totally debt-free.

Turning to the statement of cash flow, we see that a disciplined focus on cash and expenses resulted in net cash flow from operating activities of 8.1 million for the 2006 period. While proceeds from the exercise of stock options contributed approximately 10.7 million to the cash balance during the 2006 first quarter, the cash balance was reduced by 3.4 million for the repayment of debt.
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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

Looking ahead, for the 2006 second quarter, we expect revenues to be between 61 million and 63 million, with reported diluted earnings per share of between $0.20 and $0.26. These estimates anticipate a stronger U.S. dollar compared to the same quarter in 2005. In addition, the 2006 second quarter EPS guidance includes an estimated $0.04 charge for share-based compensation, including the expense of adopting FAS-123R. The EPS estimate is subject to being reduced in the event of any one-time charges related to cost management initiatives.

For the full year 2006, we are reiterating prior guidance and expect revenues to total between 248 million and 254 million with EPS in the range of $0.98 to $1.09. For the year 2006, EPS guidance includes an estimated expense in the range of $0.16 to $0.20 related to share-based compensation. Share-based compensation includes the cost of adoption of FAS-123R and the use of restricted shares as an alternative to issuing additional stock options.

Our focus will continue to be on delivering long-term shareholder value and building a solid foundation for financial growth. While we remain committed to improving productivity and reducing costs, earnings and margin improvements will be most dependent upon the continuing growth in revenues.

At this time, I will turn the meeting back over to Jack.

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Colby, I think it's time to open it up for questions.

 QUESTION AND ANSWER

OPERATOR

 (Operator Instructions.) Your first question comes from the line of Charlie Chen of Needham and Company. Please proceed.

 CHARLIE CHEN  - NEEDHAM & CO. - ANALYST

 Hi, gentlemen. Congratulations on a nice quarter.

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Thanks, Charlie.

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Thanks, Charlie.

 CHARLIE CHEN  - NEEDHAM & CO. - ANALYST

 I wanted to focus on the traction you're getting in the enterprise. A couple of questions on that. First, can you quantify the increase in enterprise transactions? And secondly, are you seeing demand acceleration or do you attribute it to better field execution?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Well, the way we count the transactions, Charlie, we are looking at the transaction growth rate was in excess of our license revenue--or new license revenue growth.

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 CHARLIE CHEN  - NEEDHAM & CO. - ANALYST

 Any color on ASPs in the trans--in the enterprise?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Well, there were no transactions, no seven-figure transactions again this quarter. And they were, for all practical purposes, I think they were at the low end of the range of what we've seen historically.

 CHARLIE CHEN  - NEEDHAM & CO. - ANALYST

 Okay. And then, can you make the distinction between demand acceleration and field execution?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Well, the field guys would like to say it's all execution. We're still working real hard in the market. The--we believe we're getting a little bit of wind at our back, but it's still an evangelical sale.

 CHARLIE CHEN  - NEEDHAM & CO. - ANALYST

 Great. Thanks a lot.

OPERATOR

 Your next question comes from the line of Peter Goldmacher with Cowen. Please proceed.

 PETER GOLDMACHER  - SG COWEN - ANALYST

 Hi, guys. Nice job on revenues in the quarter. Just following in on Charlie's question. No deals under--no deals over $1 million. Can we infer from that that you're still sort of selling the toolkits and the applications business hasn't really come on board like you would have hoped?

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

 No, Peter. It's Doug. I think the point of that story is to say the applications business is growing as a part of that. Again, the whole point of this story is to say we're not seeing the million dollar deals simply because we don't think we're at that phase of market consolidation like you're seeing in the pure play business intelligence players. What we're seeing, in fact, to get specifically on the Predictive Application product line, we sold seven in the quarter, as compared with four in Q2 of 2005. So we're seeing progress on the applications front as well.

 PETER GOLDMACHER  - SG COWEN - ANALYST

 Okay. Just having a quick look at the sales and marketing line, are there--can we take away from that that there are more quota-carrying sales heads in there? Or--I would have suspected it would have been sequentially down. Is Ray losing his touch? Is he letting sales guys have some money? What's going on?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 You know I'd never let that happen. No. A couple of things that we've already talked about here is we do have the cost of stock options. We also just have just normal cost increases. And we have added some people.

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 PETER GOLDMACHER  - SG COWEN - ANALYST

 Are they quota-carrying people or support staff?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Both.

 PETER GOLDMACHER  - SG COWEN - ANALYST

 How many quota-carrying reps do you have now in the field, not in total sales?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 About 205. Oh--field, field, I'm sorry. Field, about 70.

 PETER GOLDMACHER  - SG COWEN - ANALYST

 Okay. Great. Thanks, guys.

OPERATOR

 Your next question comes from the line of Nathan Schneiderman with Roth Capital Partners. Please proceed.

 NATHAN SCHNEIDERMAN  - ROTH CAPITAL PARTNERS - ANALYST

 Hi. Thanks a lot. I echo the compliments on the revenue number. Nice to see, particularly in a Q1. I want to go back to the guidance and just try to understand. The range you gave for guidance of 61 to 63 would imply that you wouldn't expect to see kind of a normally seasonally strong Q2. Is there--is there something about the seasonality that's affecting you or some big deal compare issue? Though you said there were no seven-figure deals, I was just curious about the guidance that Q2 would be kind of--imply rather flattish to maybe even down a little bit on license.

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Actually, that is about pretty typical for us is that the second quarter tends to be in line with the first quarter, and in fact, even down. So from a seasonality standpoint, we think we're right on target.

 NATHAN SCHNEIDERMAN  - ROTH CAPITAL PARTNERS - ANALYST

 Okay. And then, the next question area I have for you is on maintenance. You haven't shown a whole lot of growth on the maintenance line. And I'm--and I guess the number is up just 3% year-over-year. Are you devoting some attention to that? Do you see this accelerating during the current year? Any efforts underway to start to improve that line?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Well, I mean, the first thing you've got to keep in mind is the effect of currency on that line. One is, you're looking at the mix of what's reversing from prior periods versus what's being set up. And then, Nate, we're also experiencing the current effects against our revenue. I mean, even if you took a small amount of even $1 million, call it--and I'm not saying what the number is--you get a dramatic change in the interest--in the percentage change. So it doesn't take a lot to move the needle. So you guys just keep in mind currency.

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 NATHAN SCHNEIDERMAN  - ROTH CAPITAL PARTNERS - ANALYST

 Okay. And then, final question area for you. I was hoping you could talk about the contribution by product. How do things divide out between BI data mining and stats and apps?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 If I look at--if I take a look at the tools, we're below our license revenue growth. In the apps, we're above our license revenue growth. So that's what drove the growth this quarter. As a percentage of growth, the tools were below--equal to or below and the apps were above.

 NATHAN SCHNEIDERMAN  - ROTH CAPITAL PARTNERS - ANALYST

 Okay. Thank you very much.

OPERATOR

 Your next question comes from the line of Robert Schwartz with Jefferies and Company. Please proceed.

 ROBERT SCHWARTZ  - JEFFERIES & CO. - ANALYST

 Yes. I was wondering if you had any sales in Predictive Enterprise Services this quarter. How many of them are--customers are on PES?

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

 I would say a little over half. Rob, it's Doug. A little over half of the total Predictive Application sales were the Predictive Enterprise Services or involved Predictive Enterprise Services.

 ROBERT SCHWARTZ  - JEFFERIES & CO. - ANALYST

 As part of them or pure just PES sales?

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

 A combination.

 ROBERT SCHWARTZ  - JEFFERIES & CO. - ANALYST

 Great. And you mentioned no deals over $1 million. Any sense of deals over--in the six-figures and how that compares to your expectations?

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

 Well again, going back to Jack's line, we grew in excess of the new license growth rate comparing this quarter, Q1 '06, to Q1 '05. So I think that's the benchmark we're using. We've got growth in those enterprise deals, and again, we're defining that as our sales over 75K.

 ROBERT SCHWARTZ  - JEFFERIES & CO. - ANALYST

 Okay. Let me turn, if I can, to guidance for a second. You beat this quarter in your--in your guidance by $0.04. Your guidance for next quarter looks healthy, but the guidance for the year didn't go up. Again, I think your revenue was very strong this quarter, but the yearly guidance didn't

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

go up. And I'm wondering how we're to think about that. What are you seeing that is different than three months ago that you would--since you beat this quarter, you wouldn't have taken the year up?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 We're obviously pleased with the quarter, but it's just a quarter. As we look out, we want to see more traction, we want to see more consistency, and as you know, guidance is a range. So when I look at the overall range, I want to get a little confident before I start moving the full year up. Kind of back to Nate's point of second quarter we generally see to be flat to down, compared to the first quarter, so not ready to be all that bullish yet.

 ROBERT SCHWARTZ  - JEFFERIES & CO. - ANALYST

 Okay. And last question, if I may, you've increased the implied stock comp guidance from I guess it had been $0.12 to $0.16 for the year. Now it's 16 to
20. And can you help me understand that?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Yes. Actually, one of the things I've done here is 123R applies only to options. We have started to use restricted stock units as well. And so, I've included in share-based compensation the total. Since we didn't have any last year, it's a new expense this year, and have included that in the total number. The net effect of this is it will cost us less than continuing to use options and still make us compliant.

 ROBERT SCHWARTZ  - JEFFERIES & CO. - ANALYST

 Okay. Thank you very much.

OPERATOR

 Your next question comes from the line of Sean Jackson with Avondale Partners. Please proceed.

 SEAN JACKSON  - AVONDALE PARTNERS - ANALYST

 Yes. Good afternoon. Again, just a terrific quarter. Regarding the second quarter guidance, and you mentioned that the assumption in that is a stronger dollar as well. I guess the question is given the fact that the dollar has weakened here dramatically since March 31, has that gone into your thinking about second quarter guidance, or was the guidance range thought of independent of this weakening dollar?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Again, we look at this on the long-term basis, not on what the daily impact of the currency is. And at this point, we're staying with our full year guidance. We're still expecting that overall throughout the year the dollar will continue to weaken. So at this point, it's still less than it was at this point last year.

 SEAN JACKSON  - AVONDALE PARTNERS - ANALYST

 Okay. And also, just on the tax front. You have talked about in the past how you're working on lowering the tax rate from the current 35%. I know you can't really do anything until the end of the year, but still, is there any progress that you think you've made in that area yet?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO


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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 We're continuing to make progress in terms of better understanding the tax attributes, but you hit it exactly right. It's a long-term process as you restructure, so that you don't lose any of the tax attributes in the long run.

 SEAN JACKSON  - AVONDALE PARTNERS - ANALYST

 Okay. And Doug, can you talk about the apps business again. And just--it seems like you're gaining some traction there. Is it just the fact that you've hit the customer over the head enough that they're finally buying stuff? Or is there something in the market that's accelerated the demand?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Well, one of the--.

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

 --Jack actually has a comment there. I'll start--let's start--let Jack start.

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 I think the first thing is these are long sell cycles. So we're seeing pipeline now that's matured. Some of the opportunities in the pipeline are over a year old. And we're now starting to execute on those. So I think part of it is the maturity of the pipeline, and secondly, is the visibility we're getting in the marketplace.

 SEAN JACKSON  - AVONDALE PARTNERS - ANALYST

 Okay. Thank you.

OPERATOR

 Your next question comes from the line of Ed Maguire with Merrill Lynch. Please proceed.

 ED MAGUIRE  - MERRILL LYNCH - ANALYST

 Yes. Good afternoon. I was wondering if you could talk about where you saw the relative strength in the quarter - whether some of your traditional education and government markets lived up to your expectations or whether the license out performance was mostly on the corporate side.

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Well, this is Jack. It was across the board. For the first time - and it's difficult to say this - but we hit on all cylinders. We were distributed reasonably across all geographies and across all product sets we saw growth, including the services. So this was across the board we were--we hit on--literally hit on all cylinders.

 ED MAGUIRE  - MERRILL LYNCH - ANALYST

 Could you also talk about the impact of newer products on--in particular, Clementine, the latest version of Clementine. Could you estimate what proportion of your customers are using the version and are you seeing attach rates for additional products there?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

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 When I look at Clementine, ninety plus percent of these customers are on maintenance versus the SPSS family of tools where it's substantially less than that. So when a new release comes out, we don't see upgrades to that. Their--they get that as part of their maintenance. And this year we haven't had an add-on product to that. So when we look across the distribution, I don't believe I've seen it change in this quarter compared to prior quarters of what percentage are continuing to be sold with text, what percentages are being sold with web analytics along with that. So I think we're seeing a continued distribution similar to what we saw in the past.

 ED MAGUIRE  - MERRILL LYNCH - ANALYST

 Okay. And this is maybe a question for Doug or Jack. Just thoughts on OEM relationships. Could you just comment on some of the existing relationships you have with Hyperion and any potential directions you guys are looking at right now?

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

 Yes. I've got a little bit of data here I can share with you. One of the things we've talked about off and on in some previous quarters are the slowly emerging OEM sector. And what we've seen is some really steady progress with HP as an OEM partner, where in each of the last quarters we ended up doing a deal with HP in which we're providing Clementine in the background to a piece of software that HP is providing called FMSK Scoring - it's a telecommunications fraud detection application. So the point of the story is that, again, we're making steady progress there with HP and this is one that we think has some legs moving forward for us.

 ED MAGUIRE  - MERRILL LYNCH - ANALYST

 Okay. Thank you.

OPERATOR

 Your next question comes from the line of Ed--of Brent Williams with KeyBanc Capital Markets. Please proceed.

 BRENT WILLIAMS  - KEYBANC CAPITAL MARKETS - ANALYST

 Sure. Thank you. Let's see, going back to the issue of the tools versus the enterprise applications. If you're suggesting that government and education hung in there, does that imply that among the tools that the BI--maybe the showcase stuff was a little softer, or are people in the universities hopefully abandoning statistics and maybe studying English Literature or Medieval Art History or something?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 I actually don't think I said either one. The tools are--they've all--we grew in all of our areas. So the BI stuff actually grew also. When I look at education, I--we didn't--we're pretty much where we expected to be worldwide in higher education.

 BRENT WILLIAMS  - KEYBANC CAPITAL MARKETS - ANALYST

 Okay.

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 So, no, I didn't see any negative surprises in either place.

 BRENT WILLIAMS  - KEYBANC CAPITAL MARKETS - ANALYST

 Okay.
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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

 Again, I'd repeat Jack's earlier line - we hit on all cylinders.

 BRENT WILLIAMS  - KEYBANC CAPITAL MARKETS - ANALYST

 Right. And I just--I'm just trying to just sort of put the statements together and make sure that I've got the accurate mosaic here. And then, a question just passed to me by someone from our beating a dead horse department on the guidance. Looking out to the back half of the year and maybe sort of adding up all of the pieces and trying to make them mesh, are you seeing the fill rate for your deal pipeline remaining about the same? Is it sort of a number of deals entering the pipeline or are you seeing those go up? Or is there any change to what's coming into the pipe?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 This is Jack. The pipeline--this is the--what I'll call the enterprise pipeline. These are the long transactions. Every single quarter through last year, going into this quarter, and then walking out of this quarter, has grown each subsequent quarter as we've ended it, and we're sitting in a similar position.

 BRENT WILLIAMS  - KEYBANC CAPITAL MARKETS - ANALYST

 Okay, great. And then, the last question on this. There was a 1.3 million write-off of software. Did I hear it right that that came out of PP&E? And which software technology from which acquisition was that?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 This was some purchased software from actually quite a few years ago - I believe 2001. And as purchased capitalized software, it sat in the PP&E line.

 BRENT WILLIAMS  - KEYBANC CAPITAL MARKETS - ANALYST

 Okay. Got you. Thank you very much.

OPERATOR

 Your next question comes from the line of Steve Ashley with Robert W. Baird. Please proceed.

 STEVE ASHLEY  - ROBERT W. BAIRD - ANALYST

 Well, my congratulations as well.

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Thank you.

 STEVE ASHLEY  - ROBERT W. BAIRD - ANALYST

 My questions have been answered. Maybe one thing, Ray. Can you give us maybe some guidance on how the $931,000 of non-cash comp expense might have broken down to different lines in the P&L - whether that's just qualitatively or quantitatively, please?

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 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 About two-thirds of it is in the G&A line. About a third of it is in the sales, marketing, and services line. So like, 600 of it in G&A and 300 up above.

 STEVE ASHLEY  - ROBERT W. BAIRD - ANALYST

 Great. That's it for me. Thank you.

OPERATOR

 Your next question comes from the line of Frank Sparacino with First Analysis. Please proceed.

 FRANK SPARACINO  - FIRST ANALYSIS - ANALYST

 Hi, guys. Ray, I was hoping you would just comment maybe a little bit on the cash flow to the extent you have any thoughts around cash flow for Q2 and maybe 2006 in total.

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 In terms of what? I'm not sure I understand your question.

 FRANK SPARACINO  - FIRST ANALYSIS - ANALYST

 So if cash flow from operations this quarter was down from Q1 a year ago, I'm just wondering if you've got any projections in terms of cash flow from operations - what type of growth we should expect on a year-over-year basis looking at 2006.

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 I thought that might be where you were going here is that we are down from last year's comparative number. But you see, as you look at the cash flow, the biggest difference is in the working capital. We have squeezed all of the juice out of the receivables. Last year, we picked up about $8 million just on bringing down the receivables dramatically. This year, we still brought them down a little of $2.5 million. We're down to 60 days on a DSO. There's just not a whole lot more juice in the orange. That's one of the biggest differences on what's driving the operating cash flows.

Now it's got to start to come more from the earnings directly and on to net income. So I'm not all that concerned that I'm down from last year. I think the 8 million is going to be pretty typical going forward each quarter.

 FRANK SPARACINO  - FIRST ANALYSIS - ANALYST

 Okay. And maybe a last question for Jack or Doug. With respect to the applications pipeline, I know you've said that it has grown. What I'm curious about is has that business gotten better predictability for you now that you've been at semi-risk for some period of time?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Not predictable enough for me. The answer is it's still too small of a number. When I get into the double digits of transactions, then it will become more predictable. Single digits, it's awful difficult to predict.

 FRANK SPARACINO  - FIRST ANALYSIS - ANALYST
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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 Should we expect that next quarter, Jack?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 I don't think that we'll be in double digits next quarter. We'll see.

 FRANK SPARACINO  - FIRST ANALYSIS - ANALYST

 Okay. Thanks, guys.

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Thank you.

OPERATOR

 Your next question comes from the line of Irit Jakoby with Next Generation. Please proceed.

 IRIT JAKOBY  - NEXT GENERATION - ANALYST

 Hi, everyone. I was just wondering if you could comment more on partnerships. I know that you announced a partnership with Microstrategy this quarter. And I wanted to know if there is anything you can elaborate on it in terms of actual in the field how it's working out?

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

 Yes. This is Doug. It was a partnership designed to exchange leads basically with us. It's a sales field-driven partnership. The origin of it was that Microstrategy was getting requests for data mining and their position was they're not going to move into the kind of data mining we do. And in turn, we were looking for someone we could refer business intelligence leads to. So Microstrategy felt that they didn't want to refer people on to SAS because SAS competes with them. My understanding is we've gotten some traction that we've already started to receive some qualified leads as--some well qualified leads as a result of this.

So essentially, a program to sell each other's offerings to the other's customer base. And that's so far, so good. Jack?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Yes, this is Jack. The--we also--Microstrategy put together a demo that shows the integration of the two technologies. In their dashboard, they have historically had things called key performance indicators or key performance measures. For a number of those, they've also shown key performance predictors that come from our software driving scoring into the warehouse, which then is reported by their software. And so, it's a--this is the combination that the market should look at for the integration of BI and data mining.

The data mining is a new data source for the business intelligence guys to report on. And so, they're showing not only the historic measure, but the predicted measure, and allowing the user to slice and dice the predictors.

 IRIT JAKOBY  - NEXT GENERATION - ANALYST

 Okay, great. And then, can you comment on any traction with other partners or maybe other kinds of partners that may be improving sales?

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 Well, I think right now we've covered the two main lights of the quarter. We've seen HP, as I said, continue to progress. You've brought up Microstrategy. I think those are the main points of focus. We continue to see some progress in our relationship with IBM, providing data mining to their customers. And that got some new marketing programs in place this quarter. But I mean, those are probably the three main highlights.

 IRIT JAKOBY  - NEXT GENERATION - ANALYST

 Okay, great. That's it for me. Congratulations, again, on the quarter.

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

 Thank you.

OPERATOR

 Your next question comes from the line of Patrick Walravens with JMP Securities. Please proceed.

 PATRICK WALRAVENS  - JMP SECURITIES - ANALYST

 Great. Thanks very much. Actually, I want to follow-up a little bit on that question, which was--so what's the potential for similar relationships with someone a Cognos or a Business Objects or the other business intelligence managers that in theory would have the same competitive concerns about SAS that Microstrategy did?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 I believe it's exactly the same. The opportunity is exactly the same. We put data in the warehouse; they slice and dice it.

 PATRICK WALRAVENS  - JMP SECURITIES - ANALYST

 Okay. And is that something that you've been working on?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Hopefully, out of this conference call we will.

 PATRICK WALRAVENS  - JMP SECURITIES - ANALYST

 All right. Ray, a lot of this has been through here, but did--and I may have missed this. But did you give some idea of what CapEx would be like for the rest of the year? Is what we saw this quarter about right?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 We haven't commented on that, but as you can tell from last year, we're really trying to hold back on--or not hold back, but get control over any kind of spending. We don't envision any major unusual expenditures during the year.

 PATRICK WALRAVENS  - JMP SECURITIES - ANALYST

 Okay. And then, Jack, I think this is probably for you. So as I look at the different applications, can you just take it--so your marketing effect in this [indiscernible]. Take one of these where you think you're sort of seeing the most potential or the most traction and give us some idea of what the competitive dynamics are like around one those? Who you're up against and how you sell against them?

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Let's pick--pick two of them because there's two that are getting traction in the sales force where the sales force is driving the enthusiasm, not the marketing organization. One is Predictive Claims and the other one is around Enterprise Feedback Management. And those are the two where we've got the most excitement because it's the easiest to understand, we've got clear return on investment, and a clear business problem that the organizations are solving.

 PATRICK WALRAVENS  - JMP SECURITIES - ANALYST

 And so, who--who's the competition in these [sales items]?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 On Enterprise Feedback Management it's a bunch of small players that are under $10 million in revenue. In the Predictive Claims, there's a couple of folks out there. One in particular is a small company that was just acquired recently. So, we'll see.

 PATRICK WALRAVENS  - JMP SECURITIES - ANALYST

 Okay. So the big guys really aren't doing this?

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Exactly right.

 PATRICK WALRAVENS  - JMP SECURITIES - ANALYST

 Thanks very much.

OPERATOR

 Your next question comes from the line of Daniel Cummins with Banc of America. Please proceed.

 DANIEL CUMMINS  - BANC OF AMERICA - ANALYST

 Thank you. I thought last quarter in your prepared remarks you talked about some deferral of revenue into the March quarter. I just wondered if you could just bring us up to date on that and help us understand the guidance a little better. And also, I just want to verify there's no reason to model any of the operating expense categories down quarter-over-quarter for June, is there? And then, I had a question as well on partnerships.

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 All right. Well, no, I'm not sure what you are referring to when you say about any revenue being deferred. I know we probably talked a little bit about there was a lot of momentum coming into the beginning of the quarter and there may have been some opportunities. But I don't believe we talked about anything necessarily being deferred.

 DANIEL CUMMINS  - BANC OF AMERICA - ANALYST

 I'm just reading--it says new license revenue growth was somewhat mitigated by notably higher revenue deferrals. That was from last quarter's call.

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Yes. You're talking about what the deferred revenue calculation was. We had more deferrals under--from a GAAP accounting standpoint, deferred revenue calculation was a little bit higher. It actually helped us a tad this quarter.

 DANIEL CUMMINS  - BANC OF AMERICA - ANALYST

 You had better linearity for the March quarter than was typical perhaps, or--?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 --I wouldn't say there's been a major shift, but it was not a negative for us this quarter. Whereas, last quarter, there was a little bit more deferred. So what we sold versus what we actually got to recognize on a GAAP was mitigated last quarter. It was a little lower. This quarter we're back to more of a normalcy.

 DANIEL CUMMINS  - BANC OF AMERICA - ANALYST

 And Ray, did you give us--could you give us the hit to deferred revenue from the FX impact year-over-year?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Actually, I can't. I think what you're asking for is a non-GAAP number. I'd rather not do that.

 DANIEL CUMMINS  - BANC OF AMERICA - ANALYST

 Okay. And then, what about the operating expenses going into June? Nothing will be--nothing--you wouldn't expect anything to be down Q-over-Q, would you?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 I would not expect anything necessarily to be down. And we're continuing to have significant benefits from prior cost initiatives--cost management initiatives. The thing to keep in mind here though is as revenue continues to go up there are certain costs that will go up proportionately. And so, the fact that the number is even flat at this point with the revenue being where it is, particularly in new license revenue, is I thought a fairly positive occurrence.

 DANIEL CUMMINS  - BANC OF AMERICA - ANALYST

 Okay. And if I could just ask Doug perhaps, what's the plan for the funding, particularly with respect to partnerships? And do you have any plans to--have any kind of specific hiring plans around the partnership organization?

 DOUGLAS DOW  - SPSS - SVP, CORPORATE DEVELOPMENT

 Well, yes. The partnership organization has been funded. There's a group of people there. Our sales executive, John Shap is in active search for a new head for that group. And in addition to the other successes I've noted that we're seeing out of the partnership area, I should also note that a number of these enterprise deals were done in conjunction with partners. A couple of deals in Europe to government agencies were done aligned with partners. Our public sector group has a regular habit of doing most of their major deals through partners.

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

So again, it's a mix of OEM, a little OEM, but not a lot of resale today, and a lot of sales-driven field-oriented partnerships. So it remains a priority for the Company, and I know it's a key priority for John Shap.

 DANIEL CUMMINS  - BANC OF AMERICA - ANALYST

 Great. Thank you.

OPERATOR

 Your next question comes from the line of Sean Jackson with Avondale Partners. Please proceed.

 SEAN JACKSON  - AVONDALE PARTNERS - ANALYST

 Yes. I have a quick follow-up on the R&D expense line. I think you mentioned that you capitalized a little over $1 million in R&D costs and maybe that was the reason why you saw a little bump in the March quarter. What is typical for a quarter as far as capitalizing the costs there, and what do you expect throughout '06?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Actually, the reason for the expense being up is we did not capitalize as much as we normally would, so more fell through expense.

 SEAN JACKSON  - AVONDALE PARTNERS - ANALYST

 Right.

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 That has to be more of a timing difference. Normally, about 2 to 2.5 in a quarter is what you'd expect to be capitalized. Our expenditures stay relatively constant. It's what projects they're working on between core and non-core as opposed to then out of that how much gets capitalized versus how much gets amortized.

 SEAN JACKSON  - AVONDALE PARTNERS - ANALYST

 Okay. So, but it's still though the June quarter in R&D expense--do you still expect to go up a little?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 I would expect actually to see more capitalized now in June as that comes back to normalcy.

 SEAN JACKSON  - AVONDALE PARTNERS - ANALYST

 Right. So it's going to go down perhaps a little.

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Come down a little bit on a quarter-to-quarter basis. I would cautiously say, yes, I'd expect that to get back to more normal and the timing difference should work in our favor in the second quarter.

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 SEAN JACKSON  - AVONDALE PARTNERS - ANALYST

 Okay, thanks.

OPERATOR

 Your next question is a follow-up from the line of Ed Maguire with Merrill Lynch. Please proceed.

 ED MAGUIRE  - MERRILL LYNCH - ANALYST

 Hi. I just wanted to follow-up on the tax rate. Since we saw a sequential decline here, any thoughts about what the tax rate might look like for the year?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Not one I want to share. We don't expect a major swing in the tax rate. I generally don't want to project that. But you may recall from last year we said that we thought this process of reducing taxes was going to be a long-term process. We're down from the 41 to a 35% rate. That's below a statutory rate even at this point. So I'd just work with that.

 ED MAGUIRE  - MERRILL LYNCH - ANALYST

 Okay. And part of that we can assume is also a result of FASB-123?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 I'm not sure I understand your question.

 ED MAGUIRE  - MERRILL LYNCH - ANALYST

 Well, is the--.

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 --[Inaudible.]

 ED MAGUIRE  - MERRILL LYNCH - ANALYST

 With the expensing of--do you have a tax benefit from expensing the stock options?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 No, I don't think so. No.

 ED MAGUIRE  - MERRILL LYNCH - ANALYST

 Okay. That's all for me. Thanks.

OPERATOR

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MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

 Your next question comes from the line of Robert Schwartz with Jefferies and Company. Please proceed.

 ROBERT SCHWARTZ  - JEFFERIES & CO. - ANALYST

 Just one follow-up. What is your share [pat] assumption for next quarter in your guidance?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 Again, we normally don't disclose that, but I'll tell you. The balance right now is 20,266,000. While I won't tell you a specific number on that, what I would assume is that if the price continues to go up, people will continue to exercise options and the number of shares would go up.

 ROBERT SCHWARTZ  - JEFFERIES & CO. - ANALYST

 Okay.

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 And therefore, it would be a negative in terms of calculating EPS.

 ROBERT SCHWARTZ  - JEFFERIES & CO. - ANALYST

 Okay. And then, one more - just clarification, if you've got it. In terms of the DSO, good number this quarter. Do you think you can maintain it going forward or do you see some seasonality in that?

 RAYMOND PANZA  - SPSS - EVP, CORPORATE OPERATIONS AND CFO

 I see some seasonality. Staying at 60 will be a challenge. In fact, I think it's a real accomplishment right now to bring it down from 63 down to the 60.

 ROBERT SCHWARTZ  - JEFFERIES & CO. - ANALYST

 Okay. Thank you very much for taking my follow-up.

OPERATOR

 Sirs, at this time there are no further questions in the queue.

 JACK NOONAN  - SPSS - PRESIDENT, CEO

 Well, with no further questions, thanks, Colby. And thank you all for spending the time to hear about SPSS and its first quarter results.

OPERATOR

 Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Good day.

                                                                FINAL TRANSCRIPT
MAY. 02. 2006 / 6:00PM ET, SPSS - Q1 2006 SPSS EARNINGS CONFERENCE CALL

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